Exhibit 99.1

TRUSTEE'S DISTRIBUTION STATEMENT

 THE          TO THE HOLDERS OF:
BANK OF       The Bank of New York, as Trustee under the
 NEW          Lehman Bros. Corporate Bond-Backed Certificates
 YORK         RACERS SERIES 1998-NSC-1
              Cusip: 219-87H-AN5

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York, as Trustee, submits the following cash basis statement for the calendar month ending May 15, 1998.

INTEREST ACCOUNT
----------------
Balance as of February 25, 1998....                                     $0.00
     Schedule Income received on securities.....................  $987,500.00
     Unscheduled Income received on securities..................        $0.00
     Schedule Interest received from Swap Counterparty..........        $0.00
     Unscheduled Interest received from Swap Counterparty.......        $0.00
                                                                  $987,500.00

LESS:
     Distribution to Beneficial Holders..        -$984,500.00
     Distribution to Swap Counterparty...               $0.00
     Trustee Fees........................          -$3,000.00    -$987,500.00
Balance as of May 15, 1998...............                               $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of February 25, 1998.....                                    $0.00
     Scheduled Principal payment received on securities                 $0.00
LESS:
     Distribution to Beneficial Holders......           $0.00
Balance as of May 15, 1998...................                           $0.00



                   UNDERLYING SECURITIES HELD AS OF MAY 15, 1998
Principal
Amount                    Title of Security
------                    -----------------
25,000,000                NORFOLK SOUTHERN CORPORATION
                          CUSIP: 655-844-AK4

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